Exhibit 99.1

WERNER ENTERPRISES, INC.
14507 Frontier Road
P.O. Box 45308
Omaha, Nebraska 68145

FOR IMMEDIATE RELEASE	Contact: John J. Steele
Executive Vice President, Treasurer and
Chief Financial Officer
(402) 894-3036

WERNER ENTERPRISES TO PARTICIPATE IN THE
STEPHENS INC. FALL INVESTMENT CONFERENCE

Omaha, Nebraska, November 5, 2012:

Werner Enterprises, Inc. (NASDAQ:WERN) (“Werner”), one of the nation's largest transportation and logistics companies, announced that it will participate in the annual Stephens Inc. Fall Investment Conference on Wednesday, November 14, 2012 in New York City, New York.
Werner will be represented at the conference by John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of the company. Mr. Steele will summarize Werner’s business and operations during a small-group presentation and question-and-answer (“Q&A”) session for investment professionals. The session is currently scheduled to begin at 11:00 a.m. (EST) and will be approximately 45 minutes in length. During the conference, Mr. Steele will also take part in meetings with investors.
Both the investor materials provided by Werner at the conference and a live audio webcast of Werner’s conference presentation and Q&A discussion will be publicly available on the conference date on the internet through the “Investors” link on the Werner website at www.werner.com. The investor materials and replays of the audio webcast will then be archived and accessible by the public on the Werner website during the 30-day period following the conference date.
The conference date and time provided in this press release may be subject to change. Should any such change occur, Werner may update the information by giving notice on its website, issuing a revised press release, filing a report with the U.S. Securities and Exchange Commission or through other methods of public disclosure. Please consult the Werner website before or on the conference date for any such updated notices, press releases or reports. Also, refer to the forward-looking statement guidance set forth below.
Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout North America, Asia, Europe, South America, Africa and Australia. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices in the United States, Canada, Mexico, China and Australia. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that

Werner Enterprises, Inc. – Release of November 5, 2012
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includes dedicated van, temperature-controlled and flatbed; medium-to-long-haul, regional and local van; and expedited services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal and international services. International services are provided through Werner’s domestic and global subsidiary companies and include ocean, air and ground transportation; freight forwarding; and customs brokerage.
Werner Enterprises, Inc.’s common stock trades on the NASDAQ Global Select MarketSM under the symbol “WERN”. For further information about Werner, visit the company’s website at www.werner.com.
This press release, as well as the investor materials provided by and the oral public statements made by any Werner representative during the conference presentation, discussions, meetings and webcast announced in this press release, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2011. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.